Exhibit 32.1
CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Thomas L. Monahan III, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Annual Report on Form 10-K of The Corporate Executive Board Company for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The Corporate Executive Board Company.

Date: February 27, 2006

/s/ Thomas L. Monahan III

Thomas L. Monahan III
Chief Executive Officer
     I, Timothy R. Yost, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Annual Report on Form 10-K of The Corporate Executive Board Company for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The Corporate Executive Board Company.

Date: February 27, 2006

/s/ Timothy R. Yost

Timothy R. Yost
Chief Financial Officer